Exhibit 99.1


DRAFT FOR IMMEDIATE RELEASE                              Contact: James Carswell
                                                                    760-416-8628

             COMPOSITE TECHNOLOGY AGREEMENT SECURES RELEASE OF FUNDS

IRVINE, CA NOVEMBER 24, 2004 - Composite Technology Corporation (CTC) (OTC Bulletin Board: CPTC), a leading developer of high-performance composite core cables for electric transmission and distribution lines, today announced that it reached an agreement with the four funds that participated in CTC's August 17, 2004 debenture financing to immediately release $10 million that was held in a custodian account pursuant to the terms of the financing. The $10 million was to have been released periodically after the effectiveness of a registration statement filed by CTC on Form SB-2. In consideration for such early release of the $10 million, each of the four funds was issued an additional warrant to purchase shares of CTC's stock with an exercise price of $3.23.

Benton Wilcoxon, Chairman and CEO said, "The release of these funds reflects the investors' level of confidence in our products as well as progress in establishing a leading position in the market. The additional capital further enhances our financial strength and will accelerate the diligent pursuit of the broad opportunities that exist for our technology." In connection with the early release of the $10 million, CTC has withdrawn its recent filing of a registration statement on Form SB-2 and plans to file a new registration statement. Further description of this agreement is available in the Company's 8-K that will be filed with the Securities and Exchange Commission.

CTC is an Irvine, CA-based company providing high performance advanced composite core conductor cables for electric transmission and distribution lines. The proprietary new ACCC cable transmits two times more power than comparably sized conventional cables in use today. ACCC can solve line sag problems, create energy savings through less line losses, has significantly lower electromagnetic fields, and can easily be retrofitted on existing towers to upgrade energy throughput. ACCC cables allow transmission owners, utility companies, and power producers to easily replace transmission lines without modification to the towers using standard installation techniques and equipment, thereby avoiding the deployment of new towers and establishment of new rights-of-way that are costly, time consuming, controversial and may impact the environment. CTC has established strategic relationships with existing cable manufacturers to rapidly expand production and facilitate deployment to end users worldwide. See: www.compositetechcorp.com.

Contact:                                  Media Contact:           Investor Relations:
James Carswell, Dir. Corp. Development    John Scally              Carl Hymans
Composite Technology Corp. & Co.          G. S. Schwartz & Co.     G. S. Schwartz & Co.
760-416-8628                              212-725-4500             212-725-4500

Safe Harbor Statement: This press release may contain forward-looking statements, as defined in the Securities Reform Act of 1995 (the "Reform Act"). Actual events or results may differ from Composite Technology Corporation's
(CTC) expectations on a negative or positive basis and are subject to a number of known and unknown risks and uncertainties including, but not limited to, competition with larger companies, development of and demand for a new technology, risks associated with a startup company, risks associated with international transactions, general economic conditions, availability of funds for capital expenditure by customers, availability of timely financing, cash flow, timely delivery by suppliers, or CTC's ability to manage growth. Other risk factors attributable to CTC's business segment may affect the actual results achieved by CTC. The safe harbors for forward-looking statements provided by the Reform Act are unavailable to issuers of penny stock. As we issued securities at a price below $5.00 per share, our shares are considered penny stock and such safe harbors set forth under the Reform Act are unavailable to us.